UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934


      Date of Report (Date of earliest event reported): JANUARY 17, 2001



                                   MFB CORP.
            (Exact name of registrant as specified in its charter)




                                    INDIANA

                (State or other jurisdiction of incorporation)





      0-23374                                  35-1907258
(Commission File Number)            (IRS Employer Identification No.)


121 SOUTH CHURCH STREET
POST OFFICE BOX 528
MISHAWAKA, INDIANA                              46544

(Address of principal executive offices)      (Zip Code)



   Registrant's telephone number, including area code:  (219) 255-3146


ITEM 5.OTHER EVENTS.


     Pursuant to General Instruction F to Form 8-K, the press release issued January 17, 2001 concerning the Annual Earnings and Cash Dividend announcement is incorporated herein by reference and is attached hereto as
Exhibit 1.



ITEM 7.FINANCIAL STATEMENTS AND EXHIBITS.



(c)   Exhibits

      Exhibit  1 -- Press Release dated January 17, 2001.




                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                               _______________________________________
                               Timothy C. Boenne, Vice President



Dated:  January 24, 2001

January 17, 2001                            Point of Contact: Charles J.Viater


                   MFB  CORP. ANNOUNCES QUARTERLY EARNINGS
                          AND  DIVIDEND INCREASE

       Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), (the "Corporation"), parent company of MFB Financial (the "Bank"), today reported consolidated net income on an unaudited basis of $972,000 or $.70 diluted earnings per share for the three months ended December 31, 2000 compared to $689,000 or $.48 diluted earnings per share for the three months ended December 31, 1999, an increase of 41.1%.

      Net interest income after provision for loan losses for the most recent three month period totaled $2.9 million compared to $2.8 million for the same period one year ago. During the three months ended December 31, 2000 total interest income increased by $1.2 million compared to the same period one year ago, primarily as a result of a $38.0 million increase in commercial loan receivables and a $6.4 million increase in consumer loan receivables, which includes home equity term loans and lines of credit. Total interest expense increased $952,000 during the three months ended December 31, 2000, as compared to the same period a year ago, reflecting both growth in deposits and higher cost of funds. As significant growth in the commercial loan portfolio continues, the provision for loan and lease losses was increased from $75,000 for the period ended December 31, 1999 to $157,000 for the three months ended December 31, 2000.

     Noninterest income increased from $358,000 for the three months ended December 31, 1999 to $661,000 for the most recent three month period. This increase is primarily due to fees generated from the increasing number of core deposit account relationships, income generated from the Bank's trust department, net gains from loan sales and the servicing fees retained on these sold loans. Noninterest expenses for both periods ended December 31, 2000 and 1999 amounted to $2.0 million.

     The Corporation has increased total assets from $396.0 million as of September 30, 2000 to $402.6 million as of December 31, 2000, an increase of $6.6 million (or 1.7%). Total cash and cash equivalents increased $7.9 million from $14.5 million to $22.4 million and total securities available for sale increased $4.3 million from $41.6 million to $45.9 million during the three month period ended December 31, 2000. Offsetting these increases was the $5.4 million decrease in total net loans outstanding during this same three month period.

     Total liabilities increased from $363.5 million at September 30, 2000 to $369.0 million at December 31, 2000 primarily as the result of the $9.3 million increase in total deposits from $239.4 million to $248.7 million.
Federal Home Loan Bank advances were reduced $2.4 million from $112.2 million to $109.8 million during the three month period.

     Total shareholders' equity increased from $32.5 million as of September 30, 2000 to $33.5 million as of December 31, 2000 mainly from net income of $972,000 and a $382,000 adjustment to reflect the increase in the market value of securities available for sale, net of tax, offset by the repurchase of 12,560 shares of outstanding common stock during this period at a cost of $218,000 and cash dividend payments of $129,000.

     While achieving substantial growth, the Corporation maintains asset quality that compares favorably to its industry peer group. The ratio of nonperforming assets to total assets at both December 31, 2000 and September 30, 2000 was .02%.

     In addition, MFB Corp. announced today that the Corporation has declared a cash dividend of $ .10 per share of Common Stock for the quarter ended December 31, 2000. The dividend is payable on February 13, 2001 to holders of record on January 30, 2001. "This dividend represents a 5.3% increase over the dividend declared for the quarter ended September 30, 2000 and is directly attributable to the continued growth in the Bank's core earnings," according to Charles J. Viater, President and CEO of both the Corporation and the Bank.

     The Bank is a wholly owned subsidiary of MFB Corp. providing retail and small business financial services to the Michiana area through its main office in Mishawaka and six banking centers located in St. Joseph and Elkhart counties.

                      MFB CORP. AND SUBSIDIARY
                CONSOLIDATED BALANCE SHEETS (UNAUDITED)
               December 31, 2000 and September 30, 2000
                          (in thousands)

                                                December 31,    September 30,
                                                   2000            2000

ASSETS
Cash and due from financial institutions         $   12,260        $   9,693
Interest-bearing deposits in other financial
  institutions - short term                          10,154            4,851
Total cash and cash equivalents                      22,414           14,544
Securities available-for-sale                        45,927           41,623
Federal Home Loan Bank (FHLB) stock, at cost          6,308            6,308
Loans held for sale, net unrealized losses
  of $0 at 12/31/00 and $131,618 at 9/30/00             872            6,494
Loans receivable, net of allowance for loan
  losses of $1,731,000 at 12/31/00 and
  $1,672,000 at 9/30/00                             315,769          315,506
Accrued interest receivable                           2,279            1,894
Premises and equipment, net                           4,743            4,688
Mortgage servicing rights, net                          693              611
Investment in limited partnership                     2,922            2,948
Other  assets                                           624            1,387

  TOTAL ASSETS                                     $402,551         $396,003


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
  Deposits
    Noninterest-bearing demand deposits          $   12,114       $   11,802
    Savings, NOW and MMDA deposits                   64,488           56,569
    Other time deposits                             172,127          171,023
       Total deposits                               248,729          239,394
  Securities sold under agreements to repurchase      8,466            9,143
  Federal Home Loan Bank advances                   109,802          112,152
  Advances from borrowers for taxes and
    insurance                                           971            2,116
  Accrued expenses and other liabilities              1,054              684
    Total Liabilities                               369,022          363,489

Shareholders' Equity
  Common Stock, 5,000,000 shares authorized;
   shares issued: 1,689,417-12/31/00 and 9/30/00
   shares outstanding: 1,346,489 - 12/31/00,
     1,358,449 - 9/30/00                             13,130           13,136
  Retained earnings-substantially restricted         28,555           27,711
  Accumulated other comprehensive income (loss),
    net of tax                                         (535)            (916)
  Treasury Stock, 342,928 common shares-12/31/00
   330,968 common shares - 9/30/00                   (7,621)          (7,417)
 Total shareholders' equity                          33,529           32,514

  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITIES     $402,551         $396,003




                            MFB CORP. AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                THREE MONTHS ENDED DECEMBER 31, 2000 AND 1999
                               (in thousands)

                                             Three Months  Ended December 31,
                                                 2000                1999

Total interest income                           $7,744               $6,520

Total interest expense                           4,637                3,685

  Net interest income                            3,107                2,835

Provision for loan losses                          157                   75

Net interest income after provision
  for loan losses                                2,950                2,760

Total noninterest income                           661                  358

Total noninterest expense                        2,049                2,010

Income before income taxes                       1,562                1,108

Income tax expense                                 590                  419

     NET INCOME                                   $972                 $689


Basic earnings per common share               $   .72               $   .49

Diluted earnings per common share                 .70                   .48


